UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2014

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Marina Park Drive, Suite 400, Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2014 Credit Facility

On August 11, 2014, EnerNOC, Inc. (the “Company”) entered into a $30 million senior secured revolving credit facility pursuant to a Loan and Security Agreement (the “2014 Loan Agreement”), between Silicon Valley Bank (“SVB”) and the Company. Subject to continued covenant compliance and borrowing base requirements, the 2014 Loan Agreement provides for a one-year revolving line of credit in the aggregate amount of $30 million, the full amount of which may be available for issuances of letters of credit. The interest on revolving loans under the 2014 Loan Agreement will accrue, at the Company’s election, at either (i) the LIBOR (determined based on the per annum rate of interest at which deposits in United States Dollars are offered to SVB in the London interbank market) plus 2.00%, or (ii) the “prime rate” as quoted in the Wall Street Journal with respect to the relevant interest period plus 1.00%. The letter of credit fee charged under the 2014 Loan Agreement is 1.50% per annum on the face amount of any letters of credit, plus customary fronting fees. The 2014 Loan Agreement terminates and all amounts outstanding thereunder are due and payable in full on August 11, 2015.

The obligations under the 2014 Loan Agreement and any related bank services provided by SVB will be guaranteed by several of our domestic subsidiaries and are secured by substantially all of our and several of our domestic subsidiaries’ domestic assets, other than intellectual property and other customarily excluded collateral.

The 2014 Loan Agreement contains customary terms and conditions for credit facilities of this type, including restrictions on the ability of the Company and its subsidiaries to incur additional indebtedness, create liens, enter into transactions with affiliates, transfer assets, pay dividends or make distributions on capital stock of the Company (other than certain permitted distributions set forth therein), consolidate or merge with other entities, or suffer a change in control. In addition, the Company is required to meet certain financial covenants customary with this type of agreement, including maintaining minimum unrestricted cash and a minimum specified ratio of current assets to current liabilities.

The 2014 Loan Agreement contains customary events of default, including for payment defaults, breaches of representations, breaches of affirmative or negative covenants, cross defaults to other material indebtedness, bankruptcy and failure to discharge certain judgments. Upon an event of default under the 2014 Loan Agreement, SVB will have the right to accelerate the Company’s obligations under the 2014 Loan Agreement and require the Company to cash collateralize any outstanding letters of credit. In addition, upon an event of default relating to certain insolvency events involving the Company and its subsidiaries, the obligations under the 2014 Loan Agreement will be automatically accelerated. In the event of a termination or an event of default, the Company may be required to cash collateralize any outstanding letters of credit up to 105% of their face amount. The 2014 Loan Agreement replaces the 2013 Credit Facility (described below).

The foregoing summary of the 2014 Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the 2014 Loan Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On August 11, 2014, the Company terminated that certain senior secured revolving credit facility pursuant to a Credit Agreement (the “2013 Credit Facility”), by and among the Company, the several lenders from time to time party thereto and Silicon Valley Bank, as administrative agent, swingline lender, issuing lender, lead arranger and book manager, dated as of April 18, 2013, as amended. The Company did not incur any termination penalties in connection with this termination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 11, 2014, the Company issued a press release announcing that it intends to offer, subject to market conditions and other factors, $130 million aggregate principal amount of convertible senior notes due 2019 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”). The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On August 11, 2014, the Company issued a press release announcing that its Board of Directors has authorized the repurchase of up to $50 million (the “Authorized Repurchase Amount”) of the Company’s common stock during the twelve-month period ending August 8, 2015, unless earlier terminated by the Board of Directors. The Company expects to use $30 million of the Authorized Repurchase Amount to repurchase the Company’s common stock from purchasers of notes in the Offering in privately negotiated transactions effected through Morgan Stanley & Co. LLC as the Company’s agent concurrently with the closing of the Offering. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K and the Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of August 11, 2014, between Silicon Valley Bank and EnerNOC, Inc.

99.1	Press release, dated August 11, 2014, titled “EnerNOC to Offer $130 Million of Convertible Senior Notes”

99.2	Press release, dated August 11, 2014, titled “EnerNOC Announces $50 Million Common Stock Repurchase Program”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: August 11, 2014	By:	/s/ Neil Moses
	Name:	Neil Moses
	Title:	Chief Operating Officer & Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of August 11, 2014, between Silicon Valley Bank and EnerNOC, Inc.

99.1	Press release, dated August 11, 2014, titled “EnerNOC to Offer $130 Million of Convertible Senior Notes.”

99.2	Press release, dated August 11, 2014, titled “EnerNOC Announces $50 Million Common Stock Repurchase Program”